UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 2, 2023

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On March 2, 2023, Matthew J. Osberg, Chief Financial Officer, and Principal Financial Officer and Principal Accounting Officer, of Helen of Troy Limited (the “Company”), notified the Company of his intention to resign from the Company, effective April 27, 2023 (the “Effective Date”), to pursue a new opportunity. Mr. Osberg will continue serving in his role with the Company until the Effective Date, which the Company expects will be after completion of the audit of the Company's fiscal year 2023 financial statements and the filing of the Annual Report on Form 10-K related thereto, in order to help with a smooth transition.

In the interim, Brian L. Grass has been appointed to serve as the Company’s Senior Vice President, Assistant Chief Financial Officer, which the Company expects to be effective as of March 21, 2023. Mr. Grass will serve in such role until April 28, 2023, at which time he will begin to serve as the Company's interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Grass will serve until September 28, 2023 (“Initial Term”), unless extended by mutual agreement of the Company and Mr. Grass. Mr. Grass, age 53, previously served as the Company's Chief Financial Officer from 2014 until his retirement in 2021. Mr. Grass joined the Company in 2006 and prior to his appointment as Chief Financial Officer, he served as the Company’s Assistant Chief Financial Officer. Mr. Grass also spent seven years in public accounting at KPMG LLP and six years in various financial leadership roles at Tenet Healthcare Corporation, a healthcare services company.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Grass and any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer. Mr. Grass has not engaged in any transactions with the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Grass’ appointment as interim Chief Financial Officer, the Company and Mr. Grass will enter into an indemnification agreement in substantially the same form as the indemnification agreement it has entered into with the Company’s other executive officers.

The Company will conduct a search process for a successor to serve as Chief Financial Officer.

A press release announcing these matters is furnished herewith as Exhibit 99.1.

(e) As compensation for his service to the Company Mr. Grass will receive the following:

•Base salary totaling $1,350,000 for the Initial Term;
•A one-time sign-on long-term incentive award grant under the Company's 2018 Stock Incentive Plan of $450,000 (with the number of shares to be determined based on the fair market value of the Company’s common shares as of the date he begins employment with the Company), consisting of restricted stock units that will vest at the end of the Initial Term;
•If Mr. Grass’ employment is terminated by the Company without cause at any time during the Initial Term, he will be entitled to receive (1) the unpaid portion of the base salary through the Initial Term, and (2) continued vesting of the time-vested restricted stock unit award;
•If, prior to the end of the Initial Term, Mr. Grass’ employment is voluntarily terminated by him or by the Company for cause, Mr. Grass (1) will forfeit his restricted stock unit award and (2) will not be entitled to any further compensation except any portion of his unpaid salary earned by him up to and including the effective date of termination; and
•If the term of employment is extended beyond the Initial Term, Mr. Grass’ base salary will continue on a pro-rated month-to-month basis, at a rate of $250,000 per month, which will be split 70% base salary and 30% time-vested restricted stock units to vest 6 months from the grant date with the number of shares to be determined based on the fair market value of the Company’s common shares on the grant date.

Mr. Grass will also be eligible to participate in welfare and benefit plans and programs generally available to all full-time associates of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
99.1	Press Release dated March 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 8, 2023	/s/ Tessa N. Judge
Tessa N. Judge
Chief Legal Officer